Exhibit 99


                            DOL FILING CONFIRMATION


         I certify that the Plan Administrator of the Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees has received a Statement of Assets and Liabilities and also that this statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                     EIN#
                                                                 --------------
          Mellon Bank Temporary Investment Fund                  25-6078093-980


                                        WESTERN UNION INTERNATIONAL, INC.
                                        401(k) PLAN FOR COLLECTIVELY
                                        BARGAINED EMPLOYEES


         Date:  June 30, 1995



                                    By  /s/ Frank R. Conrad
                                        Frank R. Conrad
                                        Controller
                                        Western Union International, Inc.













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